                                                                     EXHIBIT 5.1



                                  July 30, 2001


8x8, Inc.
2445 Mission College Blvd.
Santa Clara, CA  95054

        RE: POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 30, 2001 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,000,000 shares of your Common Stock reserved for issuance under the 8x8, Inc. 1992 Stock Option Plan; (ii) 1,350,016 shares of your Common Stock reserved for issuance under the 8x8, Inc. 1996 Stock Plan; (iii) 150,000 shares of Common Stock reserved for issuance under the 8x8, Inc. 1996 Director Option Plan; and (iv) 649,984 shares of your Common Stock reserved for issuance under the 8x8, Inc. 1996 Employee Stock Purchase Plan (collectively, the "Shares") (collectively, the "Plans"). As legal counsel for 8x8, Inc., we have examined the proceedings taken and are familiar with the proceedings taken or proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans.

        It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the respective agreement which accompanies each grant pursuant to the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments to it.


                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI